UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

Dynamic Aerospace Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	86-2265420
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3753 Plaza Dr Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 734-773-3776

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2026, Dynamic Aerospace Systems Corporation (the “Company”) appointed Robin Hoops, CPA-CA, as the Company’s Chief Financial Officer. Ms. Hoops previously had been appointed by the Company as the Company’s interim Chief Financial Officer on January 20, 2026.

Ms. Hoops, 43, brings over 20 years of experience in accounting, finance, treasury, financial reporting, audit, and senior management, supporting both private and publicly traded companies in Canada and the United States. Her experience includes leading public company financial reporting functions, managing annual and quarterly SEC filings, registration statements, earnings materials, proxy statements, and investor communications. She has extensive background in technical accounting for complex transactions, including business combinations, equity compensation, leases, revenue recognition, and fair value measurements. Ms. Hoops has also worked closely with private equity firms and portfolio companies to implement internal controls, manage debt covenants, and execute first-year audits following acquisitions.

Ms. Hoops is a Chartered Professional Accountant (CPA-CA), holds a Bachelor of Commerce in Accounting from the University of Calgary Haskayne School of Business, and a Master of Science in Criminal Justice from Saint Joseph’s University. She has also completed the AICPA Core Forensic Accounting and Specialized Forensic Accounting Certificates. Her CPA-CA License was effective as of the date of this Report.

In connection with her appointment as Chief Financial Officer, effective March 16, 2026, Ms. Hoops will receive an annual base salary of $185,000 for the first six months, which will increase to $200,000 annually thereafter. In addition, Ms. Hoops will be granted 500,000 restricted stock units (“RSUs”), subject to vesting terms to be determined by the Company.

There are no arrangements or understandings between Ms. Hoops and any other persons pursuant to which she was appointed. Ms. Hoops does not have any family relationships with any director or executive officer of the Company, nor does she have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this Current Report, the Company and Ms. Hoops were in the process of finalizing the definitive employment agreement to memorialize the compensation terms set forth above, as well as other material terms.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynamic Aerospace Systems Corporation

/s/ Kent Wilson
By: Kent Wilson
Title: CEO / Chairman of Board
Date: March 19, 2026

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